LOAN MODIFICATION AGREEMENT

    THIS LOAN MODIFICATION AGREEMENT (this “Modification”) is entered into on August 26, 2022, but made effective as of August 1, 2022 (the “Effective Date”), by and between SOUTHSIDE BANK, a Texas state bank ("Lender") and LANTANA PLACE, L.L.C., a Texas limited liability company ("Borrower").

    WHEREAS, Borrower and Lender entered into a Construction Loan Agreement dated effective April 28, 2017 (as heretofore amended, the “Loan Agreement”) respecting a construction loan in the maximum principal amount of $26,310,482.00 for Borrower’s Project known as “Lantana Place” in Travis County, Texas as therein described; and

    WHEREAS, the Loan is evidenced by a Promissory Note dated April 28, 2017 (as heretofore amended, the “Note”) in the maximum principal amount of $26,310,482.00; and

    WHEREAS, Borrower and Lender now desire to amend the Loan Agreement and the Note as hereinafter set forth.

    NOW, THEREFORE, Borrower and Lender hereby represent, stipulate, covenant and agree as follows:

1.    Loan Balance. As of the Effective Date, the unpaid principal balance of the Note is $21,879,382.23.

2.    Remaining Loan Advances. The December 31, 2018 deadline for advances under the Note, which was previously extended to December 31, 2022, is hereby further extended to permit advances under the Note until December 31, 2023. Subject to the terms, conditions and limitations set forth in the Note, the Loan Agreement and the other Security Documents, the sum of $4,401,283.47 is hereby made available for advance under the Note to pay for:

•Up to $144,473.47 to pay fees and expenses payable under Section 7 of this Modification; and
•Up to $4,256,810.00 for tenant improvements and leasing commissions payable by Borrower in connection with leases for the Project.

    Lender shall have no obligation to make any other advances under the Note, and in no event shall Lender be obligated to make any advances after December 31, 2023.

3.    Interest Rate. The Note is hereby modified and amended as follows:

a.LIBOR Replacement Provisions. All LIBOR rate replacement provisions are deleted.

b.Stated Rate. As of the Effective Date, the definition of “Stated Rate” is amended and restated as follows:

“The term “Stated Rate” as used in this Note means the greater of (i) a per annum rate equal to Term SOFR plus 2.40% per annum, or any applicable Benchmark Replacement determined pursuant to the terms hereof, or (ii) 3.00% per annum.”

c.New Definitions. The following definitions are hereby added to the Note:

        “The term “Term SOFR” as used in this Note means the one (1) month term SOFR (truncated to three decimal places, e.g. 00.000%) as announced and published by CME Group Benchmark Administration Limited (the “CME”), on the website of the CME, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or in any widely circulated and publicly available source designated and approved by Lender, on the date that is one (1) U.S. Government Securities Business Days prior to the date of determination, which shall initially be August 1, 2022 and thereafter on the first day of each month (the “Determination Date”); provided, however, that if as of 5:00 p.m. (Dallas, Texas, time) on any Determination Date Term SOFR has not been published by the CME and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be the Term SOFR as published by the CME on the first preceding U.S. Government Securities Business Day for which such Term SOFR was published by the CME, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Day prior to such Determination Date.

        The term “U.S. Government Securities Business Day” as used in this Note means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.”

d.Benchmark Replacement Setting Provisions. The following benchmark replacement setting provisions are hereby added to the Note:

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document. Such replacement shall become effective at 5:00 p.m. (Dallas, Texas time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Maker without any amendment to, or further action or consent of any other party to, this Note or any other Loan Document.

(b)Benchmark Conforming Changes. In connection with the implementation and administration of any Benchmark, Lender will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of Maker or any other party to this Note or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations. Lender will promptly notify Maker of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto or to any other Loan Document, except, in each case, as expressly required pursuant to this Section.

(d)Temporary Unavailability of Setting of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, if at any time a relevant setting of the then-current Benchmark is temporarily unavailable due to a systemic market disruption not falling within the scope of clause (a) of this Section, as determined by Lender in its reasonable discretion, then Lender may utilize the last available setting of the then-current Benchmark until such time as the source and/or publisher of the then-current Benchmark resumes timely publication of such Benchmark’s settings.

(e)Definitions.

    “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of any applicable interest period pursuant to this Note, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Note as of such date.

    “Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to the terms hereof. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

    “Benchmark Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” any concept of an “interest period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).

    “Benchmark Replacement” means with respect to any Benchmark Transition Event: the sum of: (a) the alternate benchmark rate that has been selected by Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated bilateral credit facilities, and (b) the related Benchmark Replacement Adjustment.

    “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated bilateral credit facilities.

    “Benchmark Replacement Date” means the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof).

    “Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, any Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

    “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
    “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

4.    Payment Terms. As of the Effective Date, the section of the Note entitled “Terms of Payment” is hereby amended and restated as follows:

Terms of Payment. Interest shall be due and payable monthly as it accrues on the first day of each month beginning August 1, 2022 and continuing regularly thereafter until and including July 1, 2023. The principal balance of this Note outstanding and unpaid on July 1, 2023 shall be due and payable in equal monthly installments of principal and interest based on a 30 year amortization, payable on the first day of each month, beginning on August 1, 2023 and continuing regularly thereafter; provided, however, Lender may, at Lender’s option, upon each change in the Stated Rate and/or if any Advance is made after July 1, 2023, change the amount of the monthly installments of principal and interest in order to maintain at all times a 30 year amortization notwithstanding any changes in the Stated Rate and/or any Advances. Lender shall give Maker at least ten days notice of any such changes. Provided, further, all principal and all accrued interest remaining unpaid on July 1, 2027 (the final maturity date), shall then be due and payable in full. Whenever any payment shall be due under this Note on a day that is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable. All payments made on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal. Any monthly installment that is not paid within ten days after the due date shall be subject to a one-time late fee in an amount equal to 5% of the past due amount, which fee shall be due and payable only upon demand by Lender.

5.    Debt Service Coverage Ratio; Loan to Value. The Loan Agreement is hereby amended as follows:

a.DSCR. The Debt Service Coverage Ratio (Minimum) required under the terms of the Loan Agreement is hereby changed to 1.25 to 1.00.

b.Loan to Value. Section 1(c) of the Loan Agreement is amended and restated as follows:

(c) fifty-seven percent (57%) of the “as is” value of the Land and Improvements according to a current appraisal approved by Lender.

6.    Collateral / Guaranty. The Deed of Trust and all other collateral for the Note shall continue to secure payment of the Note as amended hereby, except that Lender shall promptly release its liens against the property described in Exhibit “A” attached hereto.

Lender and Borrower acknowledge and agree that the Guaranty Agreement dated April 28, 2017 from Stratus Properties Inc., as guarantor, has terminated in accordance with Section 12 thereof and is of no further force or effect.

7.    Payment of Fees and Expenses. Upon demand by Lender, Borrower shall promptly pay, or reimburse Lender for, all reasonable legal fees and any other expenses incurred by Lender in connection with this Modification. In addition, Borrower shall pay to Lender the sum of $65,776.00 as a modification fee, payable upon execution of this Modification by all parties.

8.    Representations. Borrower represents and warrants to Lender that each of the representations and warranties set forth in the Loan Agreement are true and correct as of the date of this Modification, as if made on the date of this Modification, except for any representations that are specifically limited to a specified date or time period prior to the date of this Modification.

9.    No Event of Default. Borrower represents and warrants to Lender that no Event of Default exists under the terms of the Loan Agreement, as amended hereby, and to the best of Borrower’s knowledge, there exist no facts or circumstances that, with the giving of notice and the expiration of any applicable cure period, would reasonably be expected to become an Event of Default.
10.    Ratification. Borrower hereby (i) ratifies, adopts and reaffirms each of the terms and provisions of the Loan Agreement, the Note, and the other documents evidencing or securing payment of the Loan, as heretofore modified and amended, subject only to the modifications contained herein; (ii) agrees that no provisions of the documents evidencing or securing payment of the Loan have been waived except as expressly provided herein; and (iii) waives and releases any defenses to enforcement of the documents evidencing or securing payment of the Loan. In the event of any conflict between the terms of this Modification and terms of the other documents evidencing or securing payment of the Loan, this Modification shall govern and control.

11.    Defined Terms. Unless otherwise expressly provided herein, terms defined in the Loan Agreement shall have the same meaning when used in this Modification.

12.    Counterparts and Signatures. This Modification may be signed in multiple counterparts, all of which take together shall constitute a single document. Facsimile signatures are permissible and shall be as binding as original ink signatures.

13.    Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(End of Page – Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused this Loan Modification Agreement to be duly executed as of the month, day and year first stated above.

LENDER:

SOUTHSIDE BANK

By: /s/ Pam Cunningham
Pam Cunningham, Executive VP

BORROWER:

LANTANA PLACE, L.L.C.,
a Texas limited liability company

By: /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

LISTS TO EXHIBITS
TO
Loan Modification Agreement

The following listed exhibit is provided pursuant to Item 601(a)(5) of Regulation S-K. The exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibit to the Securities and Exchange Commission upon request.

Exhibit A – Legal Description